UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2013

SEACOR Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12289	13-3542736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida	33316
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(954) 523-2200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Agreement.

On January 31, 2013 (the “Distribution Date”), SEACOR Holdings Inc. (the “Company” or “SEACOR”) completed the previously announced distribution of all of the outstanding shares of common stock of its wholly-owned subsidiary, Era Group Inc. (“Era Group”), to the Company's shareholders of record as of 5:00 p.m. EDT on January 24, 2013 (the “Spin-Off”). In connection with the Spin-Off, the Company entered into the following agreements with Era Group on the Distribution Date: (i) Distribution Agreement, (ii) Amended and Restated Transition Services Agreement, (iii) Tax Matters Agreement and (iv) Employee Matters Agreement.

Distribution Agreement
The Distribution Agreement sets forth the agreements between Era Group and SEACOR regarding the principal transactions necessary to separate Era Group from SEACOR. It also sets forth other agreements that govern certain aspects of Era Group's relationship with SEACOR after the completion of the separation.
Removal of Guarantees and Releases from Liabilities. The Distribution Agreement provides for removal of guarantees that are necessary in advance of the separation of Era Group from SEACOR. Each of Era Group and SEACOR generally is required to use commercially reasonable efforts to obtain such removal of guarantees, if any. The Distribution Agreement also provides for the settlement or extinguishment of certain liabilities and other obligations between Era Group and SEACOR, if any.
Release of Claims. Era Group agreed to broad releases pursuant to which it released SEACOR and its affiliates, successors and assigns from, and will indemnify and hold harmless all such persons against and from, any claims against any of them that arise out of or relate to the management of Era Group's business and affairs on or prior to the Distribution Date.
Indemnification. Era Group and SEACOR agreed to indemnify each other and each of their respective affiliates and representatives against certain liabilities in connection with the Spin-Off, all liabilities to the extent relating to or arising out of their respective business as conducted at any time, and any breach of the Distribution Agreement.
Exchange of Information. Era Group and SEACOR agreed to provide each other with information relating to the other party or the conduct of its business prior to the Spin-Off, and information reasonably necessary to prepare financial statements and any reports or filings to be made with any governmental authority. Era Group and SEACOR agreed to retain such information in accordance with their respective record retention policies as in effect on the date of the Distribution Agreement and to afford each other access to former and current representatives as witnesses or records as reasonably required in connection with any relevant litigation.
Further Assurances. Era Group and SEACOR agreed to take all actions reasonably necessary or desirable to consummate and make effective the transactions contemplated by the Distribution Agreement and the ancillary agreements related thereto, including using commercially reasonable efforts to promptly obtain all consents and approvals, to enter into all agreements and to make all filings and applications that may be required for the consummation of the Spin-Off.
Amended and Restated Transition Services Agreement
Pursuant to the Amended and Restated Transition Services Agreement, SEACOR agreed to provide Era Group with certain administrative and other services in a manner historically provided to Era Group by SEACOR during the 12 months prior to the date of the Spin-Off. Era Group agreed to use such services for substantially the same purposes and substantially the same manner as we used them during such 12 month period. Amounts payable by Era Group for services provided under the Amended and Restated Transition Services Agreement are calculated on a fixed-fee basis, with the Amended and Restated Transition Services Agreement specifying fixed fees for each category of services described therein.
Era Group will also be responsible for its own transition-related costs and expenses (e.g., for Era Group to procure its own IT infrastructure) and certain costs and expenses incurred by SEACOR to transfer software licenses to Era Group, including (i) transfer fees charged by third party software licensors and (ii) unamortized SEACOR costs and expenses to procure and deploy the software being transferred to Era Group.
Under the Amended and Restated Transition Services Agreement, subject to limited exceptions, each of Era Group and SEACOR has agreed to limit its liability to the other in respect of causes of action arising under the agreement. In addition, each of SEACOR and Era Group agreed to indemnify the other against third party claims stemming from (i) failure to fulfill their respective obligations under the agreement and (ii) infringement of the intellectual property of any third party; provided that neither will be required to indemnify the other for losses resulting from the others willful misconduct, bad faith or gross negligence.
Pursuant to the Amended and Restated Transition Services Agreement, each of Era Group and SEACOR agreed to customary confidentiality agreements regarding any confidential information of the other party received in the course of performance of the services.
The Amended and Restated Transition Services Agreement will continue in effect for two years from the Distribution Date. In the event that Era Group defaults under the agreement, SEACOR may, in addition or as an alternative to terminating the agreement, declare immediately due and payable all sums for which Era Group is liable for under the agreement or suspend the agreement and decline to continue to perform any of its obligations thereunder.
Employee Matters Agreement
The Employee Matters Agreement allocates liabilities and responsibilities between Era Group and SEACOR relating to employee compensation and benefit plans and programs, including the treatment of retirement and health plans, equity incentive and employee stock purchase plans.
In general, the Employee Matters Agreement provides that, following the Spin-off, Era Group's employees will participate in Era Group's equity incentive and other compensation plans and will cease to participate in SEACOR's equity incentive plans. Era Group is responsible for all employment and benefit-related obligations and liabilities of its employees following the Spin-off.
Tax Matters Agreement
The Tax Matters Agreement governs SEACOR's and Era Group's respective rights, responsibilities and obligations with respect to taxes, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and assistance and cooperation in respect of tax matters. In general, liabilities for taxes attributable to Era Group and its subsidiaries allocable to a tax period (or portion thereof) ending on or before the Distribution Date will be allocable to SEACOR (other than taxes of Era Group's foreign subsidiaries), and liabilities for taxes attributable to Era Group and its subsidiaries allocable to a tax period (or portion thereof) beginning after the Distribution Date will be allocable to Era Group. Taxes relating to or arising out of the failure of certain of the transactions described in the private letter ruling request and the opinion of tax counsel to qualify the Spin-off as a tax-free transaction for U.S. federal income tax purposes will be borne by SEACOR, except, in general, if such failure is attributable to Era Group's action or inaction or SEACOR's action or inaction, as the case may be, or any event (or series of events) involving its assets or stock or the assets or stock of SEACOR, as the case may be, in which case the resulting liability will be borne in full by Era Group or SEACOR, respectively.

The summary of each of the Distribution Agreement, Amended and Restated Transition Services Agreement, Tax Matters Agreement and Employee Matters Agreement is qualified in its entirety by reference to the complete terms and conditions of each such agreement, each of which is attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

Era Group is now an independent public company trading under the symbol “ERA” on the New York Stock Exchange.

Item 2.01    Completion of Acquisition or Disposition of Assets

The description of the Spin-Off included under Item 1.01 is incorporated in this Item 2.01 by reference.

The unaudited pro forma financial information of the Company giving effect to the Spin-Off, and the related notes thereto, are attached hereto as Exhibit 99.2.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

In connection with the Spin-Off, the equity awards previously issued to the Company's directors and executive officers were treated in the manner described in the section titled “Treatment of SEACOR Stock Awards” in Era Group's Information Statement, filed as Exhibit 99.1 to Amendment No. 3 to the Registration Statement on Form 10 on January 14, 2013,which description is incorporated herein by reference. More specifically, holders of Company restricted stock awards participated in the Spin-Off with the Company's other shareholders and received one share of vested Era Group common stock for each share of SEACOR restricted stock held. Outstanding stock options to purchase shares of Company common stock granted to employees and directors of the Company were adjusted to reflect the difference in value of the closing price of the Company's common stock on the “regular way” market on the Distribution Date and the opening price for such stock on the day after the Distribution Date (rather than, as originally anticipated, the closing price of the Company's common stock on the "ex-distribution" market on the Distribution Date due to the lack of trading on such market) and to preserve the aggregate intrinsic value of the stock options by changing the exercise price and number of shares of Company common stock subject to the stock options.

Item 8.01 Other Events

On January 31, 2013, Era Group issued a press release, a copy of which is hereby incorporated by reference and attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(b)     Pro forma financial information

Unaudited pro forma financial information of the Company required by Article 11 of Regulation S-X is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

(d)    Exhibits.

Exhibit No.	Description
10.1
Distribution Agreement, dated as of January 31, 2013, by and between SEACOR Holdings Inc. and Era Group Inc. (incorporated by reference to Exhibit 10.1 of Era Group's Current Report on Form 8-K filed with the SEC on January 31, 2013) (File No. 001-35701).

10.2
Amended and Restated Transition Services Agreement, dated as of January 31, 2013, by and between SEACOR Holdings Inc. and Era Group Inc. (incorporated by reference to Exhibit 10.2 of Era Group's Current Report on Form 8-K filed with the SEC on January 31, 2013) (File No. 001-35701).

10.3
Tax Matters Agreement, dated as of January 31, 2013, by and between SEACOR Holdings Inc. and Era Group Inc. (incorporated by reference to Exhibit 10.3 of Era Group's Current Report on Form 8-K filed with the SEC on January 31, 2013) (File No. 001-35701).

10.4
Employee Matters Agreement, dated as of January 31, 2013, by and between SEACOR Holdings Inc. and Era Group Inc. (incorporated by reference to Exhibit 10.4 of Era Group's Current Report on Form 8-K filed with the SEC on January 31, 2013) (File No. 001-35701).

99.1	Press Release, issued January 31, 2013.
99.2
Unaudited pro forma consolidated balance sheet of the Company as of September 30, 2012 and unaudited pro forma consolidated statements of operations of the Company for the nine months ended September 30, 2012 and the fiscal year ended December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

By: /s/ Richard J. Ryan
Name:     Richard J. Ryan

Title:	Senior Vice President and Chief Financial Officer

Date:  February 1, 2013

EXHIBIT INDEX

Exhibit No.	Description
10.1
Distribution Agreement, dated as of January 31, 2013, by and between SEACOR Holdings Inc. and Era Group Inc. (incorporated by reference to Exhibit 10.1 of Era Group's Current Report on Form 8-K filed with the SEC on January 31, 2013) (File No. 001-35701).

10.2
Amended and Restated Transition Services Agreement, dated as of January 31, 2013, by and between SEACOR Holdings Inc. and Era Group Inc. (incorporated by reference to Exhibit 10.2 of Era Group's Current Report on Form 8-K filed with the SEC on January 31, 2013) (File No. 001-35701).

10.3
Tax Matters Agreement, dated as of January 31, 2013, by and between SEACOR Holdings Inc. and Era Group Inc. (incorporated by reference to Exhibit 10.3 of Era Group's Current Report on Form 8-K filed with the SEC on January 31, 2013) (File No. 001-35701).

10.4
Employee Matters Agreement, dated as of January 31, 2013, by and between SEACOR Holdings Inc. and Era Group Inc. (incorporated by reference to Exhibit 10.4 of Era Group's Current Report on Form 8-K filed with the SEC on January 31, 2013) (File No. 001-35701).

99.1	Press Release, issued January 31, 2013.
99.2
Unaudited pro forma consolidated balance sheet of the Company as of September 30, 2012 and unaudited pro forma consolidated statements of operations of the Company for the nine months ended September 30, 2012 and the fiscal year ended December 31, 2011.